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Exhibit 23.3

January 7, 2008

John Barr
Chief Operating Officer
AGA Medical Corporation
5050 Nathan Lane North
Plymouth, Minnesota 55442

        Easton Associates hereby consents to references to our name in the Registration Statement on Form S-I to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended in connection with the initial public offering of shares of common stock of AGA Medical Holdings, Inc. (AGA). We consent to the use of estimates developed by EA regarding potential market size for the use of patent foramen ovale occluders for the treatment of strokes and migraines set forth in the sections of the Registration Statement entitled "Prospectus Summary—Our Business", "Management's Discussion and Analysis of Financial Condition and Results of Operations—Overview" and "Business".

        We hereby consent to the filing of this letter as an exhibit to the Registration Statement.

Easton Associates L.L.C.

By:	/s/ MARIE CASSESE Marie Cassese Managing Director

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  Exhibit 23.3